Gladstone Commercial Corporation Reports Results for the First Quarter Ended March 31, 2021

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA., May 10, 2021 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the first quarter ended March 31, 2021. A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company's Quarterly Report on Form 10-Q, which can be retrieved from the investors section of our website at www.GladstoneCommercial.com.

Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	March 31, 2021		December 31, 2020		$ Change	% Change
Operating Data:
Total operating revenue	$34,677		$32,866		$1,811	5.5%
Total operating expenses	(26,904)		(24,656)	(2)	(2,248)	9.1%
Other expense, net	(7,735)	(1)	708	(3)	(8,443)	(1,192.5)%
Net income	$38		$8,918		$(8,880)	(99.6)%
Less: Dividends attributable to preferred stock	(2,847)		(2,836)		(11)	0.4%
Less: Dividends attributable to senior common stock	(187)		(201)		14	(7.0)%
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders	$(2,996)		$5,881		$(8,877)	(150.9)%
Add: Real estate depreciation and amortization	16,710		13,348		3,362	25.2%
Add: Impairment charge	—		716		(716)	(100.0)%
Add: Loss on sale of real estate	882		—		882	100.0%
Less: Gain on sale of real estate	—		(6,912)		6,912	(100.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$14,596		$13,033		$1,563	12.0%
Add: Convertible senior common distributions	187		201		(14)	(7.0)%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$14,783		$13,234		$1,549	11.7%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	14,596		13,033		1,563	12.0%
Add: Asset retirement obligation expense	30		30		—	—%
Add: Loan defeasance costs	669		—		669	100.0%
(Less) Add: PACE financing amortization, net	(8)		36		(44)	(122.2)%
(Less) Add: Acquisition related expenses	(122)		78		(200)	(256.4)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$15,165		$13,177		$1,988	15.1%
Add: Convertible senior common distributions	187		201		(14)	(7.0)%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$15,352		$13,378		$1,974	14.8%

Share and Per Share Data:
Net (loss) income (attributable) available to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.08)		0.17		(0.25)	(147.1)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.40		0.37		0.03	8.1%

FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.40	0.37		0.03	8.1%
Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.42	0.38		0.04	10.5%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.42	0.38		0.04	10.5%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	36,214,406	35,007,960		1,206,446	3.4%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	36,806,562	35,636,223		1,170,339	3.3%
Cash dividends declared per common share and Non-controlling OP Unit	$0.37545	$0.37545		$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,143,960	$1,140,205	(4)	$3,755	0.3%
Total assets	$1,088,343	$1,097,908		$(9,565)	(0.9)%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$663,143	$668,692		$(5,549)	(0.8)%
Total equity and mezzanine equity	$372,449	$375,323		$(2,874)	(0.8)%
Properties owned	120	121	(4)	(1)	(0.8)%
Square feet owned	15,513,385	15,407,546	(4)	105,839	0.7%
Square feet leased	95.5%	95.3%		0.2%	0.2%
(1)Includes a $0.9 million loss on sale, net, from the sale of two properties during the three months ended March 31, 2021.
(2)Includes a $0.7 million impairment charge recognized on one property during the three months ended December 31, 2020.
(3)Includes a $6.9 million gain on sale, net, from the sale of four properties during the three months ended December 31, 2020.
(4)Includes three properties classified as held for sale of $11.5 million and 106,758 square feet, in the aggregate.

First Quarter Activity:
•Collected 98% of cash rents owed during the first quarter 2021: We collected 98% of cash rents due during January, February, and March during the COVID-19 global pandemic;
•Acquired property: Acquired a 180,152 square foot industrial facility in Findlay, Ohio for $11.1 million, which is 100% leased to one tenant for 14.2 years;
•Sold property: Sold two non-core properties as part of our capital recycling strategy for $5.5 million;
•Renewed leases: Renewed 192,861 square feet with remaining lease terms ranging from 6.6 to 11.8 years at two of our properties;
•Leased vacant space: Leased 189,210 vacant square feet with a 5.2 year lease term at one property;
•Amended and upsized credit facility: Added a new $65.0 million term loan component to our credit facility, inclusive of a $15.0 million delayed funding component, with a five year maturity date;
•Repaid debt: Repaid $4.5 million in fixed rate mortgage debt with an interest rate of 4.90%;
•Issued new debt: Borrowed $5.5 million in swapped to fixed rate mortgage debt at an interest rate of 3.24% with a maturity date of February 15, 2031;
•Issued common stock under ATM program: Issued 610,383 shares for net proceeds of $11.3 million; and
•Paid distributions: Paid monthly cash distributions for the quarter totaling $0.37545 per share on our common stock and Non-controlling OP Units, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, and $0.2625 per share on our senior common stock.

First Quarter 2021 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended March 31, 2021 was $15.4 million, a 14.8% increase when compared to the three months ended December 31, 2020, equaling $0.42 per share. Core FFO increased primarily due to an increase in lease revenue from our first quarter 2021 acquisition, coupled with a full quarter of lease revenue from our fourth quarter 2021 acquisitions and lease acceleration rent at three of our properties, partially offset by an increase in interest expense due to higher interest rates on our variable rate debt.

Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended March 31, 2021 was $3.0 million, or $0.08 per share, compared to net income available to common stockholders and Non-controlling OP Unitholders for the three months ended December 31, 2020 of $5.9 million, or $0.17 per share. A reconciliation of Core FFO to net (loss) income for the three months ended March 31, 2021 and December 31, 2020, which we believe is the most directly comparable GAAP measure to Core FFO, and a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit and basic and diluted net (loss) income per weighted average share of common stock and Non-controlling OP Unit is set forth in the Summary Information table above.

Subsequent to the end of the quarter:
•Collected 98% of April cash rent: Collected 98% of April cash rent owed;
•Leased vacant space: Leased 69,846 vacant square feet with lease terms ranging from 5.2 to 7.5 years at two of our properties;
•Issued common stock under ATM program: Issued 140,259 shares for net proceeds of $2.9 million;
•Issued Series F Preferred Stock: Issued 6,701 shares for net proceeds of $0.2 million; and
•Declared distributions: Declared monthly cash distributions for April, May, and June 2021, totaling $0.37545 per share on our common stock and Non-controlling OP Units, $0.4374999 per share on our Series D Preferred Stock, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Bob Cutlip: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2020 and the first three months of 2021, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. We had an outstanding start to 2021, by investing $11.1 million in one industrial asset in one of our target markets. In the current challenging climate, we closed out 2020 strong, acquiring approximately $57.5 million in accretive industrial assets located in our target markets during the third and fourth quarters of 2020, and we are confident we will be able to continue to identify strong assets that will provide stable returns for our shareholders. We have continued our capital recycling program, whereby we have sold non-core assets and used the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. We have successfully exited two non-core assets so far during 2021, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the COVID-19 pandemic, we feel strongly about the depth of our tenant credit underwriting. We have collected 98% of first quarter cash rents and 98% of April cash rents. We anticipate our tenants will successfully navigate the current economic climate and will be able to continue operating successfully when operating restrictions are lifted and economic normalcy improves. Despite economic uncertainty, so far during 2021 we were able to lease 259,056 vacant square feet with three tenants and renew 192,861 square feet with two tenants. We are in good standing on our credit facility, which continues to provide us added flexibility on our balance sheet, and we amended our credit facility to add a $65.0 million term loan, with a $15.0 million delayed funding component, that will add additional liquidity. We are actively marketing our remaining vacant space and anticipate positive outcomes. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity. We are extremely pleased with our solid performance over the last several years. We believe our same store rents, which have increased by 2% annually in recent years, should be stable and rising as we continue our growth. We will continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio. We are looking forward to continued growth and success for our shareholders."

Conference Call: Gladstone Commercial will hold a conference call on Tuesday, May 11, 2021, at 8:30 a.m. EDT to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through May 18, 2021. To hear the replay, please dial (877) 660-6853 and use playback conference number 13717651. The live audio broadcast of the Company's quarterly conference call will also be available on the investors section of our website, www.GladstoneCommercial.com.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through April 2021, Gladstone Commercial has paid 196 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. The company has also paid 60 consecutive monthly cash distributions on its Series D Preferred Stock, 19 consecutive monthly cash distributions on its Series E Preferred Stock, and ten consecutive monthly cash distributions on its Series F Preferred Stock. Gladstone Commercial has never skipped, reduced or deferred a distribution since its inception in 2003. Further information can be found at www.GladstoneCommercial.com.

About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, FFO as adjusted for comparability, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 16, 2021, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation
+1-703-287-5893